Exhibit 10.05

Performance Shares Terms and Conditions

1. Award of Performance Shares. The Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) may award Performance Shares (the “Award”) to key senior officers of Applied who have broad policy-making functions and who directly contribute to the long-term success and profitability of Applied. The Committee has awarded you an Award with an Effective Date. The terms and conditions are set forth herein (the “Terms”) and together with the Applied Industrial Technologies, Inc. 2007 Long-Term Performance Plan (the “Plan”) govern your rights with respect to the Award. Notwithstanding the foregoing, however, in the event of any conflict between the provisions of the Plan and the Terms, the provisions of the Plan shall govern. Moreover, it should be noted that unless otherwise provided herein, capitalized words in the Terms shall have the same meanings as set forth in the Plan.

2. Rights during Performance Period. You shall not have the right to sell, exchange, transfer, pledge, hypothecate, or otherwise encumber your Award until all conditions with respect to vesting and distribution have been met. Until the issuance of shares of Applied common stock (“Shares”) to you in settlement of your Award has occurred, you shall not be treated as a shareholder with respect to the Shares.

3. Performance Period. The term “Performance Period” shall mean, for purposes of the Terms, the period from the Effective Date until the third year anniversary of the Effective Date.

4. Vesting. Subject to the provisions of Section 6, your Award will be 100% vested at the end of the Performance Period, in whole or in part based upon the achievement of the performance goals set by the Committee.

5. Separation from Service or Termination of Executive Officer Status. If, during the Performance Period, you incur a Separation from Service (as defined in Section 409A) from Applied due to death or Disability (as defined in Section 409A) or termination after attaining age 55 and completing at least ten years of service with Applied, then, promptly following the availability of audited financial statements for the final year of the Performance Period, you (or your beneficiary whom you have designated to Applied in writing) shall be entitled to vesting of a portion of the Award based on Applied’s actual performance relative to the performance goals for the individual years (partial years shall be prorated by quarter, including a portion of a quarter) in the Performance Period that elapsed prior to your Separation from Service. In the event, however, that during the Performance Period, you incur a Separation from Service from Applied for any reason other than those specifically set forth above or in Section 6 hereof, then your Award will be forfeited and no amount shall be due or payable to you pursuant to the Award. In addition, if, during the Performance Period, you cease to be a Board-elected executive officer of Applied (but remain an employee of Applied), then your Award shall be forfeited and no amount shall be due or payable to you pursuant to the Award.

Because Awards are intended to create an incentive for recipients to act in Applied’s best interests, notwithstanding anything in the Terms to the contrary:

(a) Your Award may be terminated or rescinded, and if applicable, you may be required immediately to repay all Shares (and any dividends and distributions thereon) issued pursuant to the Award within the previous six months (or any proceeds thereof), if the Committee determines, in good faith, that during your employment with Applied or during the period ending six months following your Separation from Service, you have committed an act inimical to Applied’s interests. Acts inimical to Applied’s interest shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, and vendors; and competition with Applied. All determinations by the Committee shall be effective at the time of your act.

(b) The Committee may, in its sole discretion, require you immediately to repay Shares (and any dividends and distributions thereon) issued pursuant to the Award within the previous 36 months (or any proceeds thereof) if (I) Applied restates its historical consolidated financial statements and (II) the Committee determines, in good faith, that (x) the restatement is a result of your, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) your earnings pursuant to the Award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

6. Change in Control. Notwithstanding the provisions of Section 4, in the event your employment with Applied is terminated during the Performance Period and following any Change in Control of Applied either by you for “Good Reason” or by Applied “Without Cause,” then you shall be 100% vested and entitled to receive a pro rata amount of Shares under the Award equal to (i) a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Performance Period prior to the date of the Change in Control and the denominator of which is twelve, multiplied by (ii) your target award amount.

For purposes of this Award, “Cause” shall mean (i) the willful and continued failure by you to perform substantially your duties with Applied or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of Applied which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed your duties, or (ii) the willful engagement by you in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to Applied; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without your reasonable belief that such action or omission was in the best interests of Applied. Any act, or failure to act, based upon authority given you pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of Applied or based upon the advice of counsel for Applied shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Applied. Termination of your employment with Applied shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

For purposes of this Award, “Good Reason” shall mean a separation from service that occurs no later than two years after (i) a material diminution in your authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom you reported immediately prior to a Change in Control, (iii) a material diminution by Applied of your annual base salary that was provided to you by Applied immediately prior to the Change in Control, (iv) a material change in the geographic location where you provide service to Applied, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Applied, by agreement in form and substance satisfactory to you, to expressly assume and agree to comply with the terms of this award in the same manner and to the same extent that Applied would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless you give Applied notice within 90 days of the initial existence of the condition claimed by you in good faith to constitute Good Reason and Applied has at least 30 days in which to remedy the condition.

Notwithstanding the definition in the Plan, a “Change in Control” of Applied shall have occurred for purposes of this Award when any of the following events shall occur:

(i) Applied is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of Applied immediately prior to such transaction;

(ii) Applied sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of Applied immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of Applied (“Voting Stock”);

(iv) Applied files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of Applied has occurred pursuant to any then-existing contract or transaction; or

(v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of Applied cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each director who is first elected, or first nominated for election by Applied’s stockholders by a vote of at least two-thirds of the directors of Applied (or a committee thereof) then still in office who were directors of Applied at the beginning of any such period will be deemed to have been a director of Applied at the beginning of such period.

Notwithstanding the foregoing provisions of Section (iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of this Award solely because (i) Applied, (ii) an entity in which Applied directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Applied-sponsored employee stock ownership plan or any other employee benefit plan of Applied, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because Applied reports that a change in control of Applied has occurred or will occur in the future by reason of such beneficial ownership.

In addition, following a Change in Control of Applied, no provision hereof shall operate to reduce any time frame or to limit any economic benefit to which you are entitled under this Award or the Plan.

To the extent this Award constitutes nonqualified deferred compensation within the meaning of Section 409A, a “Change in Control” of Applied shall mean a change in the ownership or effective control of Applied or a change in the ownership of a substantial portion of the assets of Applied that constitutes a “change in control” under Section 409A. In addition, to the extent this Award is subject to Section 409A, if you are a Specified Employee, a distribution due to a Separation from Service may not be made until the 30-day period commencing with the first day of the seventh month following such Separation from Service or, if earlier, the date of your death, except in each case as may be otherwise permitted under Section 409A.

7. Settlement of Award. Your Award shall be settled, based upon achieved performance goals, in Shares. Except as specifically provided otherwise in this Section 7, any Shares payable with respect to your Award shall be settled within the 75-day period after the end of the Performance Period. Notwithstanding the foregoing, in the event that your Award becomes vested due to a Change in Control, your Award shall be settled in Shares within the 75-day period after such vesting. In the event that any such 75-day period begins in one calendar year and ends in another, you shall not have the right to designate the calendar year of payment. Moreover, notwithstanding the foregoing, if you are a Specified Employee, a distribution of Shares, but only to the extent that such distribution is deemed to be deferred compensation under Section 409A, may not be made until within the 30-day period commencing with the first day of the seventh month following the month of any Separation from Service for reasons other than Change in Control, or if earlier, your death, except as may be otherwise permitted under Section 409A.

8. Payments of Taxes. Upon the vesting of the Award, Applied shall withhold Shares from your award for any federal, state or local taxes of any kind required by law to be withheld by Applied attributable to the Award.

9. Discretionary Adjustment Following Certain Events. In the event that, during the Performance Period, Applied merges, consolidates, sells or acquires a substantial amount of assets, issues a substantial amount of its capital stock, reorganizes, or engages in any other transaction or series of transactions, the Committee, in its sole discretion, may change the performance goals upon which the vesting of your Award is conditioned, in order to prevent diminution or enlargement of the benefits intended to be conferred by the Award in such manner as the Committee may determine is equitably required by the changes or events. In the event (a) of a stock dividend or stock split or (b) Shares are changed into or exchanged for a different number or kind of securities of Applied or another entity, then the target Award opportunity shall be equitably adjusted. In the event other changes or events relating to the Shares fundamentally change the value of the Shares, then the Committee may make, in its sole discretion, such adjustments in the terms of the Award as the Committee may determine is equitably required by the change or event.

10. Limitation on Rights. The Award shall not confer upon you any rights whatsoever other than those expressly set forth herein, in the Plan or in policies adopted by the Committee, including without limitation any rights as a shareholder in respect of Shares that may become issuable pursuant to the Award until and unless Applied has issued a certificate or certificates for the Shares. Nothing in the Terms shall (i) interfere with or limit in any way Applied’s right to terminate your employment at any time, (ii) confer upon you any right to continued employment with Applied, or (iii) create any contractual or other right to receive additional awards or other Plan benefits in the future.

11. Nonassignability. The Award and the rights granted thereunder are not assignable or transferable, in whole or in part, and may not be otherwise disposed of by you, other than by will or by the laws of descent and distribution.

12. Section 409A Compliance. It is intended that payments under the Award are “short-term deferrals” (as is defined under Section 409A) and, therefore, exempted from coverage under Section 409A, and any interpretations of these Terms shall be consistent with this intent. Notwithstanding such intention, in the event that the Terms, or any portion thereof, and the Award, or any portion thereof, shall be deemed to be governed by Section 409A, such Terms and Award, or portion thereof, shall be interpreted, to the extent applicable, as complying with the provisions of Section 409A.

13. Committee Authority. The Committee shall have conclusive authority, subject to the express provisions of the Plan as in effect from time to time and the Terms, to construe the Terms and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the Committee’s judgment necessary or desirable for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or the Terms in the manner and to the extent it deems expedient to carry the Plan into effect. Notwithstanding any provisions hereof, the Terms and the Award shall be subject to all of the Plan’s provisions in effect from time to time, which are incorporated herein by reference.

14. Relationship to the Plan. The Terms are subject to the provisions of the Plan and any administrative policies adopted by the Committee. If there is any inconsistency between the Terms and the Plan or such policies, the Plan and the policies, in that order, shall govern. Reference in the Terms to Applied shall include Applied’s subsidiaries.

15. Severability. The provisions of the Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Requirements of Law. The granting of the Award hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency, national securities exchange, or automated quotation system as may be required. Notwithstanding any other provision of the Plan or the Terms, Applied shall not be obligated to issue, deliver or transfer any Shares, make any distribution of benefits under the Plan or the Terms, or take any other action, unless such delivery, distribution, or action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules and regulations (including, but not limited to, the requirements of the Securities Act and Section 409A).

17. Successors. All obligations of Applied under the Terms with respect to the Award shall be binding upon any successor to Applied, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all, or substantially all, of the business and/or assets of Applied. Notwithstanding the provisions of Section 4, in the event any such successor does not agree to be bound by the Terms, the Award granted hereunder shall immediately become vested.

18. Applicable Law. The validity, construction, interpretation and enforceability of these terms and conditions shall be determined and governed by the laws of the State of Ohio without giving effect to the principles of conflicts of law.

19. Tax Matters. Applied has made no warranties or representations to you with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or the issuance, transfer or disposition of Shares pursuant to the Award, and you have been advised to consult with your attorney, accountant and/or tax advisor regarding this Award. Moreover, you acknowledge that Applied has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for you.

(August 2011)